UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: September 2, 2014

(Date of earliest event reported)

EQUITY LIFESTYLE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-11718	36-3857664
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

Two North Riverside Plaza, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(312) 279-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement material pursuant to Rule 14a14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement material pursuant to Rule 13e-4(c) under the Exchange Act (17 CFE 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Equity LifeStyle Properties, Inc. (referred to herein as “we,” “us,” and “our”) hereby reconfirms previously issued guidance for our normalized funds from operations (“Normalized FFO”) per share (fully diluted), for the three months ending September 30, 2014 and year ending December 31, 2014, to be between $0.65 and $0.71 and $2.68 and $2.78, respectively.

We are updating our previously issued guidance for our funds from operations (“FFO”) per share (fully diluted) and net income per share (fully diluted) as a result of the loan refinancing described in detail in Item 8.01 below. As mentioned in Item 8.01, the refinancing activity included a prepayment fee of approximately $5.1 million. Our FFO per share (fully diluted) guidance range, adjusted for the impact of the prepayment fee, for the three months ending September 30, 2014 and year ending December 31, 2014, is updated to be between $0.59 and $0.65 and $2.62 and $2.72, respectively. Our net income per share (fully diluted) guidance range, also adjusted for the impact of the prepayment fee, for the three months ending September 30, 2014 and year ending December 31, 2014, is updated to be between $0.27 and $0.33 and $1.33 and $1.43, respectively.

The projected 2014 per share amounts represent a range of possible outcomes and the mid-point of each range reflects management’s best estimate of the most likely outcome. Actual figures could vary materially from these amounts if any of our assumptions are incorrect.

Item 7.01	Regulation FD Disclosure.

From time to time, we will meet with analysts and investors and present a slide presentation. A copy of this presentation is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The presentation will be posted on our website, www.equitylifestyle.com, on September 5, 2014. Included in this presentation is a discussion of our business and certain financial information regarding 2014.

In accordance with General Instruction B.2. of Form 8-K, the information included in this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Nor shall the information in this Current Report be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. We disclaim any intention or obligation to update or revise this information.

Item 8.01	Other Events

On September 2, 2014, we refinanced a loan with a maturity date in 2017 secured by our 2,200 site Colony Cove community in Ellenton, Florida. Gross proceeds from the new loan were $115.0 million and we used approximately $53.8 million to repay the existing loan with a stated interest rate of 4.65%. The new loan has a 25 year term and carries a stated interest rate of 4.64%. We paid a prepayment fee of approximately $5.1 million associated with early retirement of the prior loan.

This report includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include, without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our recent acquisitions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

•	our ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of Sites by customers and our success in acquiring new customers at our Properties (including those that we may acquire);

•	our ability to maintain historical or increase future rental rates and occupancy with respect to Properties currently owned or that we may acquire;

•	our ability to retain and attract customers renewing, upgrading and entering right-to-use contracts;

•	our assumptions about rental and home sales markets;

•	our ability to manage counterparty risk;

•	in the age-qualified Properties, home sales results could be impacted by the ability of potential home buyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•	results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single family housing and not manufactured housing;

•	effective integration of recent acquisitions and our estimates regarding the future performance of recent acquisitions;

•	the completion of future transactions in their entirety, if any, and timing and effective integration with respect thereto;

•	unanticipated costs or unforeseen liabilities associated with recent acquisitions;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the dilutive effects of issuing additional securities;

•	the effect of accounting for the entry of contracts with customers representing a right-to-use the Properties under the Codification Topic “Revenue Recognition;”

•	the outcome of the case currently pending in the California Superior Court for Santa Clara County, Case No. 109CV140751, involving our California Hawaiian manufactured home property, including any post-trial proceedings in the trial court or on appeal; and

•	other risks indicated from time to time in our filings with the Securities and Exchange Commission.

These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

We own or have an interest in 379 quality properties in 32 states and British Columbia consisting of 140,303 sites. We are a self-administered, self-managed real estate investment trust (“REIT”) with headquarters in Chicago.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1	Investor Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

EQUITY LIFESTYLE PROPERTIES, INC.

By:	/s/ Paul Seavey
Paul Seavey
Executive Vice President, Chief Financial Officer and Treasurer

Date: September 5, 2014